Exhibit 99.2

Second Quarter 2013

Supplemental Operating and Financial Data

Estates at Millenia

Orlando, FL

Trade Street Residential, Inc.

19950 W. Country Club Drive

Suite 800

Aventura, Florida 33180

786-248-5200

www.tradestreetresidential.com

Trade Street Residential, Inc.
Second Quarter 2013	Supplemental Financial Information

Trade Street RESIDENTIAL Reports Second Quarter 2013 Results

– Acquires Two Class A Communities, Adding 500 Units to the Portfolio –

– Places $68.1 Million of Long-Term Fixed-Rate Property Debt –

AVENTURA, FL, August 12, 2013 – Trade Street Residential, Inc. (NASDAQ: TSRE) (the “Company”), a fully integrated owner and operator of high-quality apartment communities in targeted growth markets in the southeastern United States, and Texas, today announced consolidated results for the three and six months ended June 30, 2013.

“Our second quarter was marked by our initial public offering on May 13th and a number of acquisition and financing transactions occurring in and around the time of closing of our IPO. The current momentum we are building in our business as a new publicly traded company should result in added value as we move through the year,” stated Michael Baumann, Chairman and Chief Executive Officer of Trade Street Residential. “Since completing our IPO in May, we have completed two acquisitions, improved our balance sheet, and lowered our cost of capital while adding depth and strength to our executive team.  As we move ahead, we expect to continue executing on our strategy to increase our financial flexibility, as we source accretive opportunities to grow and enhance our portfolio performance in the future. Our near-term results do not fully reflect the progress and improvements we have made. As we reach the start of the coming year, the strong foundation we have established is expected to create significant value for all shareholders in 2014 and beyond.”

Operational and Financial Highlights Second Quarter 2013

•	Reported Core FFO of $0.4 million, or $0.04 per share
•	Same store net operating income, or same store NOI, increased 8.7% compared to the same period in the prior year. Same store revenue increased 4.3% and same store expenses increased 0.2%.
•	Same store average occupancy was 95.9 % at quarter end, a gain of 220 basis points compared to the same period last year.
•	Acquired two class A properties including a 244-unit apartment community in Charleston, South Carolina and a 256-unit apartment community in Durham, North Carolina.
•	Raised $63.5 million of gross proceeds in an initial public offering.
•	Repurchased noncontrolling interests in four property-owning subsidiaries for total consideration of $7.7 million, while eliminating punitive default interest payable to the holder of the noncontrolling interests.
•	Obtained $68.1 million of long-term fixed rate secured debt, and repaid $40.1 million of 2013 debt maturities.

Financial Results for the Three Months Ended June 30, 2013

The net loss attributable to common stockholders for the second quarter of 2013 was ($4.0) million as compared to a net loss of ($3.0) million in the prior year period. The increase in net loss was primarily the result of higher depreciation and amortization, increased general and administrative expense resulting from the ramp up to becoming a public company and higher interest expense. The net loss per diluted share decreased to ($0.51) from ($2.37) due to an increase in average shares outstanding from 1,249,676 in the second quarter of 2012 to 7,906,656 in the second quarter of 2013.

Funds from Operations, or FFO, for the second quarter of 2013 was ($0.6) million, or ($0.07) per diluted share, as compared to ($0.4) million, or ($0.30) per diluted share in the prior year period. The decrease in FFO from the prior period is primarily the result of a higher net loss, partially offset by the add back of higher depreciation and amortization and a gain on the sale of discontinued operations for the three months ended June 30, 2013 as compared to June 30, 2012.

Core FFO for the second quarter of 2013 was $0.4 million, or $0.04 per diluted share, as compared to $2.1 million, or $1.74 per diluted share in the prior year period. The decrease in core FFO from the prior period is primarily the result of a lower FFO and lower acquisition and recapitalization costs (which are added to FFO to arrive at Core FFO) for the three months ended June 30, 2013 as compared to June 30, 2012.

Portfolio Performance

Net Operating Income (“NOI”) for the second quarter of 2013 was $4.6 million as compared to $3.7 million in the prior year period, due in large part to an increase in the number of apartment units owned. Same store NOI increased 8.7% from the second quarter of 2012, from approximately $2.7 million for the three months ended June 30, 2012 to approximately $2.9 million for the three months ended June 30, 2013.

Same store NOI growth was generated in part by a 4.3% increase in same store revenue for the second quarter of 2013 as compared to the same quarter in the prior year. The increase in same store revenue was driven primarily by a 220 basis point increase in average occupancy to 95.9%, and a 2.2% increase in average rent to $800 per month. Same store property expenses increased only 0.2% compared to the second quarter of 2012.

On a sequential quarter basis, second quarter 2013 same store revenue increased 3.3% compared to the first quarter of 2013, while property expenses increased 7.0%, and same store NOI decreased 0.2%.

For the six months ended June 30, 2013, same store revenue increased 4.0%, same store property expenses increased 1.7%, and same store NOI increased 6.4%, compared to the six months ended June 30, 2012.

Acquisition and Disposition Activity

During the second quarter of 2013, Trade Street Residential added two new Class A apartment communities to its portfolio. In May, the Company purchased St. James at Goose Creek, a 4-year-old 244-unit apartment community in Charleston, South Carolina, for $27.4 million, and Creekstone at RTP, a newly constructed 256-unit apartment community located in Durham, North Carolina, for $35.8 million. In June, in furtherance of its objective to reduce the age of its portfolio of apartment communities, the company sold Oak Reserve at Winter Park, a 41-year old, 142-unit apartment community located in Winter Park, Florida, for $11.7 million. As a result of these acquisitions and the disposition, the Company lowered the average age of its portfolio to 20 years as of the date of this release.

Initial Public Offering

During the second quarter, the Company completed its IPO, raising gross proceeds of approximately $63.5 million and net proceeds of $54.2 million after underwriting discount and offering expenses. Proceeds were used to repay debt, acquire properties, and other general corporate purposes. After the close of the IPO and the exercise of the underwriter’s overallotment, the Company had an aggregate of 11,393,665 shares of common stock outstanding.

Balance Sheet and Financing

In May, the Company refinanced a 6.0% $26.4 million first mortgage loan on its Pointe at Canyon Ridge apartment community with a 4.1% $25.8 million first mortgage that matures in 2025. In May, the Company also repurchased from third parties the noncontrolling interests in four property-owning subsidiaries for total consideration of $7.7 million. This repurchase terminated an agreement with the holders of the noncontrolling interests which required the Company to pay a cash flow preference at an annual rate of 10.5% of the principal amount invested by the holders of the noncontrolling interests, plus additional monthly charges. The Company now owns 100% of The Beckanna on Glenwood, Merce Apartments, Park at Fox Trails, and Terrace at River Oaks. In June, the Company placed a 10-year $19.0 million 3.75% first mortgage loan, which is secured by St. James at Goose Creek.

As of June 30, 2013, including the impact of these transactions and repayments, Trade Street Residential had total debt outstanding of $204.6 million at an average interest rate of 4.3%, with 62% of the total debt fixed and a weighted average term-to-maturity of 6.8 years.

Dividend

On April 22, 2013, Trade Street Residential’s Board of Directors approved a second quarter 2013 dividend payment of $0.1575 per share. This dividend was payable and paid on July 12, 2013, to shareholders of record on June 14, 2013.

Conference Call

The Company will host a webcast and conference call on Tuesday, August 13, 2013 at 11:00 a.m. Eastern time to review second quarter results and discuss recent events. To participate in the call, please dial 877-705-6003 (Domestic) or 201-493-6725 (International). The live webcast will be available at www.tradestreetresidential.com under the Investors section. A replay of the conference call will be available through August 27, 2013, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 418532. Supplemental financial information is available in the Investor Relations section of the Company’s website under Financial Information.

About Trade Street Residential, Inc.

Trade Street Residential, Inc. is a full service, vertically integrated, self-administered and self-managed real estate investment trust focused on acquiring, owning, operating and managing conveniently located, garden-style and mid-rise apartment communities in mid-sized cities and suburban submarkets of larger cities primarily in the southeastern United States, including Texas.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements related to the offering and the expected use of the net proceeds therefrom, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases, which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact the Company's future results, performance or transactions, see the section entitled "Risk Factors" in the Company's final prospectus relating to the Company’s recent public offering of its common stock.

Non-GAAP Financial Measures

The Company makes reference to FFO, as defined by the National Association of Real Estate Investment Trusts, as a supplemental measure of our operating performance. FFO is defined as net income (loss) attributable to common stockholders in accordance with GAAP, excluding impairment write-downs on depreciable real estate, gains (or losses) from cumulative effects of accounting changes, extraordinary items and sales of properties, allocations to noncontrolling interests, plus real estate related depreciation and amortization. FFO and derivations thereof, are not alternatives to GAAP operating income (loss) or net income (loss) available to common stockholders. The Company defines same property communities as communities owned and stabilized prior to January 1, 2012, excluding properties held for sale. A reconciliation of net income attributable to common shareholders to net operating income and same property net operating income is included in the financial tables accompanying this press release.

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items such as prepayment penalties on early payment of debt, acquisition costs and costs relating to our recapitalization that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance with other multifamily REITs. Acquisition costs and the prepayment penalty on early repayment of debt are one-time, non-recurring charges. Accordingly, management believes that it is helpful to investors to add back nonrecurring items to arrive at our Core FFO.

Management believes that net operating income (“NOI”) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization as well as property management fees paid to third parties, as such fees were paid prior to the recapitalization and will not be incurred in the future, as we are now self-administered and self-managed. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses.

Investor Relations:

Stephen Swett

786-248-6099
ir@trade-street.com

Trade Street Residential, Inc.
2nd Quarter 2013	Operating Results
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2013	2012	2013	2012

REVENUE:
Rental revenue	$6,519,391	$3,837,946	$12,001,163	$7,608,258
Other property revenues	706,134	469,344	1,258,668	872,194
Advisory fees from related party	-	75,794	-	189,980
TOTAL REVENUE	7,225,525	4,383,084	13,259,831	8,670,432

OPERATING EXPENSES:
Property operations	2,344,256	1,649,755	4,253,730	3,180,989
Real estate taxes and insurance	988,754	696,877	1,907,889	1,267,342
General and administrative	1,847,101	436,792	3,411,786	626,761
Depreciation and amortization	3,093,787	1,815,091	5,509,632	3,695,649
Asset impairment losses	613,120	-	613,120	-
Acquisition and recapitalization costs	221,509	1,851,459	443,685	1,851,459
TOTAL OPERATING EXPENSES	9,108,527	6,449,974	16,139,842	10,622,200

LOSS FROM OPERATIONS	(1,883,002)	(2,066,890)	(2,880,011)	(1,951,768)

OTHER INCOME (EXPENSES), NET:
Interest income	21,750	19,547	43,559	38,789
Income from unconsolidated joint venture	17,597	11,509	54,928	39,234
Interest expense	(2,292,957)	(757,831)	(4,502,323)	(1,619,256)
Amortization of deferred financing cost	(356,570)	(43,608)	(735,438)	(91,079)
Loss on extinguishment of debt	(331,000)	(537,938)	(1,145,657)	(537,938)

TOTAL OTHER EXPENSE, NET	(2,941,180)	(1,308,321)	(6,284,931)	(2,170,250)

LOSS FROM CONTINUING OPERATIONS	(4,824,182)	(3,375,211)	(9,164,942)	(4,122,018)

DISCONTINUED OPERATIONS:
Income (loss) on operations of rental property	15,339	(339,120)	59,609	(722,374)
Gain from sale of rental property	350,120	-	1,945,894	-
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	365,459	(339,120)	2,005,503	(722,374)

NET LOSS	(4,458,723)	(3,714,331)	(7,159,439)	(4,844,392)
Loss allocated to noncontrolling interest holders	613,495	800,767	1,168,718	788,312
Dividends declared and accreted on preferred stock and units	(218,509)	(53,641)	(472,778)	(53,641)
Extinguishment of equity securities	-	-	11,715,683	-
Adjustments attributable to participating securities	30,043	-	(2,490,729)	-
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(4,033,694)	$(2,967,205)	$2,761,455	$(4,109,721)

Earnings (loss) per common share - basic and diluted:
Continuing operations	$(0.56)	$(2.10)	$0.12	$(5.03)
Discontinued operations	0.05	(0.27)	0.32	(1.07)
Net income (loss) attributable to common stockholders	$(0.51)	$(2.37)	$0.44	$(6.10)

Weighted average number of shares - basic and diluted	7,906,656	1,249,676	6,320,825	672,980

Dividends declared per common share	$0.1575	$-	$0.2425	$-

Trade Street Residential, Inc.
2nd Quarter 2013	Funds From Operations and Core Funds from Operations
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Net income (loss) attributable to common stockholders	$(4,033,694)	$(2,967,205)	$2,761,455	$(4,109,721)

Adjustments related to earnings per share computation (1)	-	-	(9,224,954)	-
Asset impairment losses	613,120	-	613,120	-
Real estate depreciation and amortization - continuing operations	3,093,787	1,815,091	5,509,632	3,695,649
Real estate depreciation and amortization - discontinued operations	-	678,087	97,435	1,539,965
Real estate depreciation and amortization - unconsolidated joint venture	102,301	101,209	197,035	194,976
Gain on sale of discontinued operations	(350,120)	-	(1,945,894)	-

Funds from operations attributable to common stockholders (4)	(574,606)	(372,818)	(1,992,171)	1,320,869

Acquisition and recapitalization costs	221,509	1,851,459	443,685	1,851,459
Loss on early extinguishment of debt	339,206	537,938	1,153,863	537,938
Non-cash straight-line adjustment for ground lease expenses	102,581	103,678	206,253	180,891
Non-cash portion of employee/director stock awards	192,827	-	192,827	-
Non-cash accretion of preferred stock and units	154,142	53,641	339,250	53,641
Distributions due on Class B contingent units	(78,876)	-	(156,886)	-

Core funds from operations attributable to common stockholders (4)	$356,783	$2,173,898	$186,821	$3,944,798

Per share data
Funds from operations - diluted	$(0.07)	$(0.30)	$(0.31)	$1.96
Core funds from operations - diluted	$0.04	$1.74	$0.03	$5.86

Weighted average common shares outstanding - diluted(2)(3)	8,059,224	1,249,676	6,397,517	672,980

[1]	See notes B and J to condensed consolidated financial statements as filed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

[2]	Includes non-vested portion of restricted stock awards.

[3]	Does not reflect the potential dilution of conversion of Class B contingent units into common units under certain circumstances. The outstanding Class B contingent units, which total approximately $21 million, can be converted into common units of our Operating Partnership only upon the sale or development and stabilization of four specified land assets. Accordingly, as the dates and per share values of these conversions cannot be determined, the effects of these conversions have not been reflected in the per share amounts. If the contingencies for all four land sites had been satisfied as of January 1, 2013, the Class B contingent units would have converted at a floor of $9.00 per share, which would have resulted in a total weighted average diluted shares and units outstanding of 10,402,724 and 7,575,741 for the three and six months ended June 30, 2013, respectively.

[4]	See page 16 for the Company's definition of these non-GAAP measures. Individual line items included in the computations include results from discontinued operations where applicable.

Trade Street Residential, Inc.
2nd Quarter 2013	Consolidated Balance Sheets
(Unaudited)

	June 30, 2013	December 31, 2012

ASSETS:
Real estate:
Land and improvements	$50,458,157	$40,298,872
Buildings and improvements	214,930,140	148,497,177
Furniture, fixtures, and equipment	7,684,539	6,569,689
	273,072,836	195,365,738
Less accumulated depreciation	(11,034,285)	(7,546,685)
Net investment in operating properties	262,038,551	187,819,053

Land held for future development (including $1,480,849 and $0 of consolidated variable interest entity, respectively)	43,627,553	42,622,330
Operating properties held for sale	15,988,481	39,310,912
Net real estate assets	321,654,585	269,752,295

Other assets:
Cash and cash equivalents (including $147,818 and $0 of consolidated variable interest entity, respectively)	28,768,309	4,940,431
Restricted cash and lender reserves	3,381,968	3,276,158
Intangible asset - in place leases, net of accumulated amortization of $5,045,388 and $3,023,356, respectively	1,438,272	1,692,113
Investment in unconsolidated joint venture	2,498,229	2,581,789
Deferred financing costs, net of accumulated amortization of $683,901 and $763,242, respectively	3,008,069	2,464,161
Due from related parties	758,363	870,567
Deferred offering costs	-	2,497,577
Prepaid expenses and other assets	5,324,938	2,399,938
Discontinued operations	454,602	1,434,695
	45,632,750	22,157,429

TOTAL ASSETS	$367,287,335	$291,909,724

LIABILITIES:
Indebtedness	$204,558,257	$147,545,422
Accrued interest payable	740,858	461,098
Accounts payable and accrued expenses	4,874,207	4,892,239
Dividends payable	1,926,488	138,066
Due to related parties	119,569	202,167
Security deposits and deferred rent	795,706	589,279
Payable for the redemption of noncontrolling interest	-	6,007,500
Acquisition consideration payable in preferred stock	294,000	3,674,315
Discontinued operations	15,115,448	35,957,795
TOTAL LIABILITIES	228,424,533	199,467,881

Commitments & contingencies	-	-

REDEEMABLE PREFERRED STOCK AND UNITS
Class A preferred stock; $0.01 par value; 423,326 shares authorized, 273,326 shares issued and outstanding at December 31, 2012	-	26,802,814
Noncontrolling interest - Operating Partnership - Preferred B and C units	-	19,400,338

STOCKHOLDERS' EQUITY:
Class A preferred stock; $0.01 par value; 423,326 shares authorized, 309,130 shares issued and outstanding at June 30, 2013	3,091	-
Common stock, $0.01 par value per share; 1,000,000,000 authorized; 11,393,665 and 4,717,345 shares issued and outstanding at June 30, 2013 and December 31, 2012, respectively	113,937	47,174
Additional paid-in capital	163,586,265	73,560,482
Accumulated deficit	(43,950,341)	(37,959,620)
TOTAL STOCKHOLDERS' EQUITY - TRADE STREET RESIDENTIAL, INC.	119,752,952	35,648,036
Noncontrolling interests	19,109,850	10,590,655
TOTAL STOCKHOLDERS' EQUITY	138,862,802	46,238,691

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$367,287,335	$291,909,724

Trade Street Residential, Inc.
2nd Quarter 2013	Operating Properties Table
(Unaudited)

Property Name	Location	Year Built/ Renovated (1)			Average Unit Size (Sq. Ft.)	Average Physical Occupancy (2)

The Pointe at Canyon Ridge	Sandy Springs, GA	1986/2007	09/18/08	494	920	98.1%
Arbors River Oaks	Memphis, TN	1990/2010	06/09/10	191	1,136	96.0%
The Estates at Perimeter (3)	Augusta, GA	2007	09/01/10	240	1,109	94.9%
Lakeshore on the Hill	Chattanooga, TN	1969/2005	12/14/10	123	1,168	91.2%
The Trails of Signal Mountain	Chattanooga, TN	1975	05/26/11	172	1,185	95.1%
Post Oak	Louisville, KY	1982/2005	07/28/11	126	881	96.9%
The Beckanna on Glenwood (4)	Raleigh, NC	1963/2006	10/31/11	255	729	95.5%
Mercé Apartments	Addison, TX	1991/2007	10/31/11	114	653	97.1%
Park at Fox Trails	Plano, TX	1981	12/06/11	286	960	98.0%
Terrace at River Oaks	San Antonio, TX	PI: 1982 PII: 1983	12/21/11	314	1,015	93.0%
Estates at Millenia	Orlando, FL	2012	12/03/12	297	952	90.5%
Westmont Commons	Asheville, NC	2003&2008	12/12/12	252	1,009	95.1%
Vintage at Madison Crossing	Huntsville, AL	2002	03/04/13	178	1,047	95.6%
St. James at Goose Creek (5)	Goose Creek, SC	2009	05/16/13	244	976	99.1%
Creekstone at RTP	Durham, NC	2013	05/17/13	256	1,043	91.1%

Total / Weighted Average				3,542	982	95.3%

	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013

Total operating properties (end of period)	15	15
Total operating apartment units (end of period)	3,542	3,542
Total operating apartment units - wholly owned, continuing operations (end of period)	3,047	3,047
Total operating apartment units (weighted average)	3,286	3,103
Total operating apartment units - wholly owned, continuing operations (weighted average)	2,791	2,608

[1]	The extent of the renovations included within the term “renovated” depends on the individual apartment community, but “renovated” generally refers to the replacement of siding, roof, wood, windows or boilers, updating of gutter systems, renovation of leasing centers and interior rehabilitation, including updated appliances, countertops, vinyl plank flooring, fixtures, fans and lighting, or some combination thereof.

[2]	Average physical occupancy represents the average for the three months ended June 30, 2013 of the total number of units occupied at each apartment community during the period divided by the total number of units at each apartment community.

[3]	We own a 50% interest in this apartment community through an unconsolidated joint venture.

[4]	Although we have entered into a contract to dispose of this property, the contract is not binding and, as such, we can provide no assurance that we will be able to dispose of this property.

[5]	We acquired these apartment communities during May 2013. Average physical occupancy has been calculated as of and for the month ended June 30, 2013.

Trade Street Residential, Inc.
2nd Quarter 2013	Same Store Comparisons(1)
(Unaudited)

	Sequential Quarter Comparisons
	Three months ended
	June 30,2013	March 31,2013	% Change

Revenues	$5,805,199	$5,621,795	3.3%
Expenses	$2,869,972	$2,681,535	7.0%
Net operating income (NOI) (2)	$2,935,227	$2,940,260	-0.2%

Average physical occupancy (3)	95.9%	95.0%	1.0%

Average monthly rental rate (4)	$800	$790	1.3%

	Quarter to Quarter Comparisons
	Three months ended June 30,
	2013	2012	% Change

Revenues	$5,805,199	$5,563,910	4.3%
Expenses	$2,869,972	$2,863,868	0.2%
Net operating income (NOI) (2)	$2,935,227	$2,700,042	8.7%

Average physical occupancy (3)	95.9%	93.7%	2.4%

Average monthly rental rate (4)	$800	$783	2.2%

	Year-to date Comparisons
	Six months ended June 30,
	2013	2012	% Change

Revenues	$11,426,994	$10,983,277	4.0%
Expenses	5,551,507	5,458,750	1.7%
Net operating income (NOI) (2)	$5,875,487	$5,524,527	6.4%

Average physical occupancy (3)	95.4%	93.2%	2.3%

Average monthly rental rate (4)	$797	$783	1.7%

[1]	Includes unconsolidated joint venture and property held for sale. We define “Same Store” as properties owned and stabilized since January 1, 2012 through June 30, 2013. For newly constructed or lease-up properties or properties undergoing significant redevelopment, we consider a property to be stabilized at the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment. No properties owned since January 1, 2012 were under construction or undergoing redevelopment and, as a result, no properties owned since January 1, 2012 were excluded from the same store portfolio.

[2]	See page 16 for the Company's definition of this non-GAAP measure and page 17 for a reconciliation fo this non-GAAP measure to net loss attributable to common stockholders.

[3]	Average physical occupancy for the periods presented represent the average of the total number of units occupied at each apartment community during the respective period divided by the total number of units at each apartment community.

[4]	Average rental rates for the periods presented are the Company’s market rents after “loss to lease” and concessions but before vacancy, discounted employee units, model units, and bad debt for the respective periods.

Trade Street Residential, Inc.
2nd Quarter 2013	Acquistions and Dispositions / Land Investments
(Unaudited)

Acquistions:

					Debt
			Date		Balance
Property	Location	Units	Acquired	Gross Price	June 30, 2013

Creekstone at RTP	Durham, NC	256	5/17/2013	$35,800,000	$23,250,000
St. James at Goose Creek	Goose Creek, SC	244	5/16/2013	27,400,000	19,000,000
Vintage at Madison Crossing	Huntsville, AL	178	3/4/2013	15,250,000	11,437,000
Sunnyside	Panama City Beach, FL	Land	1/30/2013	1,600,000	-

Total acquistions for the six months ended June 30, 2013				$80,050,000	$53,687,000

Dispositions:

			Date		Gain
Property	Location	Units	Sold	Gross Price	Realized

Fontaine Woods - 70% interest	Chattanoga, TN	263	3/1/2013	$10,500,000	$1,595,775
Oak Reserve at Winter Park	Winter Park, FL	142	6/12/2013	11,710,000	487,719

Total dispositions for the six months ended June 30, 2013				$22,210,000	$2,083,494

Land held for future development:

				Carrying
		Planned		Value as of
Project	Location	Units	Acreage	June 30, 2013

The Estates at Maitland	Maitland, FL	416	6.1	$10,000,000
Estates at Millenia - Phase II	Orlando, FL	403	7.0	12,895,974
Midlothian Town Center - East	Midlothian, VA	238	8.4	8,213,523
Venetian	Fort Myers, FL	436	23.0	11,037,207
Sunnyside	Panama City Beach, FL	212	22.0	1,480,849

Total land held for future development:		1,705	66.5	$43,627,553

Trade Street Residential, Inc.
2nd Quarter 2013	Debt Summary
(Unaudited)

Debt Maturities as of June 30, 2013(1):

	Scheduled Repayments			% of
Year	Amortization	Maturities	Total	Total

Third Quarter 2013	$136,237	$-	$136,237	0.1%
Fourth Quarter 2013	166,917	34,950,000	35,116,917	17.2%
2014	1,087,136	4,200,000	5,287,136	2.6%
2015	1,903,451	-	1,903,451	0.9%
2016	2,611,504	13,000,000	15,611,504	7.6%
2017	2,932,724	-	2,932,724	1.4%
Thereafter	13,961,996	129,608,292	143,570,288	70.2%

Total	$22,799,965	$181,758,292	$204,558,257	100.0%

Floating vs. Fixed Rate Debt(1):

			Weighted Average
	Balance	% of	Interest	Years to
	June 30, 2013	Total	Rate	Maturity

Fixed rate debt	$126,813,347	62.0%	4.08%	9.51
Floating rate debt	77,744,910	38.0%	4.60%	2.44

Total	$204,558,257	100.0%	4.28%	6.82

Pro Rata Share of Unconsolidated Debt:

	Balance	YTD	Interest
Property	June 30, 2013	Amortization	Rate	Maturity

The Estates at Perimeter(2)	$17,749,221	$147,303	4.245%	7/1/2015

(1)	Wholly owned, continuing operations.

(2)	Reflects 100% of debt, JV interest is 50%.

Trade Street Residential, Inc.
2nd Quarter 2013	Capitalized Costs Summary
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013		2013
	Total	Per Unit	Total	Per Unit
Recurring capital expenditures:

Flooring & Carpeting	$152,454	$55	$202,483	$78
Appliances	37,251	13	68,201	26
HVAC	27,058	10	32,497	12
Other	7,575	3	23,982	9
Total recurring capital expenditures	$224,338	$81	$327,163	$125

Non-recurring capital expenditures:

Plumbing	$244,121	$87	$390,347	150
Renovations	100,596	36	171,488	66
Furniture, Fixtures and Equipment	41,967	15	49,359	19
Other	43,509	16	75,911	29
Total non-recurring capital expenditures	$430,193	$154	$687,105	$264

Weighted average units - wholly owned, continuing operations		2,791		2,608

Trade Street Residential, Inc.
2nd Quarter 2013	Non-GAAP Financial Measures and Reconciliations
(Unaudited)

The supplemental financial data contained in this document contains certain non-GAAP financial measures management believes are useful in understanding our business and evaluating our performance. Our definitions and calculations of these non-GAAP financial measures may differ from those of other equity REIT's, and thus may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating performance, or to net cash provided by operating activities as a measure of our liquidity.

Funds from Operations ("FFO")

Funds from operations ( “FFO” ) is defined by the National Association of Real Estate Investment Trusts ( “NAREIT” ), as net income (computed in accordance with GAAP), excluding gains (losses) from sales of property (and impairment adjustments), plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is in accordance with the NAREIT definition.

Management considers FFO to be useful in evaluating potential property acquisitions and measuring operating performance. FFO does not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO to be an alternative to net income as a reliable measure of our operating performance; nor should you consider FFO to be an alternative to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity. Further, FFO as disclosed by other REITs might not be comparable to our calculation of FFO.

Core Funds from Operations ("Core FFO")

Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items such as costs incurred on early payment of debt, acquisition costs and costs relating to our recapitalization that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance with other multifamily REITs. Acquisition costs and the prepayment penalty on early repayment of debt are one-time, non-recurring charges. Accordingly, management believes that it is helpful to investors to add back nonrecurring items and certain charges to income that do not use cash, to arrive at our Core FFO.

Net Operating Income ("NOI")

We believe that net operating income ( “NOI” ) is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding depreciation and amortization as well as property management fees paid to third parties, as such fees were paid prior to the recapitalization and will not be incurred in the future, as we are now self-administered and self-managed. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs.

We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same store and non-same store basis because NOI allows us to evaluate the operating performance of our properties because it measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. In addition, results for 2013 and 2012 reflect NOI from discontinued operations (Oak Reserve at Winter Park and The Beckanna on Glenwood for same store and Fontaine Woods and Estates of Mill Creek for non-same store) as we owned and managed these properties during the majority of the periods presented. In addition, we have included the NOI of our unconsolidated joint venture (The Estates at Perimeter) in same store measures.

The following table reflects same store and non same store contributions to consolidated NOI together with a reconciliation of NOI to net income (loss) attributable to common stockholders, as computed in accordance with GAAP:

Trade Street Residential, Inc.
2nd Quarter 2013	NOI Bridge
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Property Revenues (1)
Same Store (10 properties)	$5,805,199	$5,563,910	$11,426,994	$10,983,277
Non Same Store (8 properties)	3,013,309	1,664,448	5,464,765	3,337,884
Total property revenues	8,818,508	7,228,358	16,891,759	14,321,161

Property Expenses (1)
Same Store (10 properties)	$2,869,972	$2,863,868	$5,551,507	$5,458,750
Non Same Store (8 properties)	1,305,490	692,905	2,413,136	1,354,900
Total property expenses	4,175,462	3,556,773	7,964,643	6,813,650

Net Operating Income (1)(2)
Same Store (10 properties)	$2,935,227	$2,700,042	$5,875,487	$5,524,527
Non Same Store (8 properties)	1,707,819	971,543	3,051,629	1,982,984
Total property net operating income	$4,643,046	$3,671,585	$8,927,116	$7,507,511

Reconciliation of NOI to GAAP Net Loss

Total property net operating income	$4,643,046	$3,671,585	$8,927,116	$7,507,511
Add (subtract):
Unconsolidated joint venture NOI	(402,306)	(408,192)	(853,982)	(877,895)
Discontinued operations NOI	(348,225)	(1,131,158)	(974,922)	(2,291,683)
Property management fees paid to third parties	-	(171,577)	-	(305,812)
Property NOI, continuing operations	3,892,515	1,960,658	7,098,212	4,032,121
Advisory fees from related party	-	75,794	-	189,980
Interest income	21,750	19,547	43,559	38,789
Depreciation and amortization	(3,093,787)	(1,815,091)	(5,509,632)	(3,695,649)
Interest expense	(2,292,957)	(757,831)	(4,502,323)	(1,619,256)
Amortization of deferred financing costs	(356,570)	(43,608)	(735,438)	(91,079)
Loss on extinguishment of debt	(331,000)	(537,938)	(1,145,657)	(537,938)
General and administrative	(1,847,101)	(436,792)	(3,411,786)	(626,761)
Asset impairment losses	(613,120)	-	(613,120)	-
Acquisition and recapitalization costs	(221,509)	(1,851,459)	(443,685)	(1,851,459)
Income from unconsolidated joint venture	17,597	11,509	54,928	39,234
Loss from continuing operations	(4,824,182)	(3,375,211)	(9,164,942)	(4,122,018)
Discontinued operations	365,459	(339,120)	2,005,503	(722,374)
Net loss	(4,458,723)	(3,714,331)	(7,159,439)	(4,844,392)
Loss allocated to noncontrolling interests	613,495	800,767	1,168,718	788,312
Adjustments related to earnings per share computation (3)	(188,466)	(53,641)	8,752,176	(53,641)
Income (loss) attributable to common stockholders	$(4,033,694)	$(2,967,205)	$2,761,455	$(4,109,721)

Income from Discontinued Operations
Property revenues	894,823	2,232,914	2,251,975	4,447,899
Property expenses	(546,598)	(1,101,756)	(1,277,053)	(2,156,216)
Property net operating income	348,225	1,131,158	974,922	2,291,683
Other expenses	(5,653)	(127,426)	(14,862)	(195,389)
Depreciation and amortization	-	(678,087)	(97,435)	(1,539,965)
Interest expense	(216,446)	(561,087)	(585,336)	(1,082,617)
Amortization of deferred financing costs	-	-	(3,221)	(15,195)
Loss on extinguishment of debt	(8,206)	-	(8,206)	-
Deferred portion of ground lease amortization	(102,581)	(103,678)	(206,253)	(180,891)
Gain on sale of discontinued operations	350,120	-	1,945,894	-
Income (loss) from discontinued operations	365,459	(339,120)	2,005,503	(722,374)

[1]	Includes unconsolidated joint venture and property held for sale. The Company defines “Same Store” as properties owned and stabilized since January 1, 2012. For newly constructed or lease-up properties or properties undergoing significant redevelopment, we consider a property to be stabilized at the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment. No properties owned since January 1, 2012 were under construction or undergoing redevelopment and, as a result, no properties owned since January 1, 2012 were excluded from the same store portfolio.

[2]	See page 16 for the Company's definition of this non-GAAP measure.

[3]	See notes B and J to condensed consolidated financial statements as filed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013.

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